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                                                                     EXHIBIT 5.1


                     [LOCKE LIDDELL & SAPP LLP LETTERHEAD]


                                  June 9, 2003

Board of Directors
El Paso Corporation
El Paso Building
1001 Louisiana Street
Houston, Texas 77002

Dear Ladies and Gentlemen:

         We have acted as special counsel to El Paso Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the sale of up to 1,739,264 shares (the "Shares") of the Company's common stock, par value $3.00 per share. In connection therewith, the Company is filing a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"). As such counsel, you have requested our opinion as to matters described herein relating to the issuance of the Shares.

         We have examined the Company's Certificate of Incorporation and By-Laws, in each case as amended and restated through the date hereof, and minutes of the Company's corporate proceedings, in each case as made available to us by officers of the Company; an executed copy of the Registration Statement, and all documents incorporated by reference therein and exhibits thereto, in the form to be filed with the Commission; and such matters of law deemed necessary by us in order to deliver the opinion set forth herein. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

          Based on the foregoing and solely in reliance thereon, it is our opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference it in the Prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                           Very truly yours,

                                           /s/ Locke Liddell & Sapp LLP